As filed with the Securities and Exchange Commission on December 1, 2008
Registration No. 333-153546

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OCTAGON 88 RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial classification Code Number)	26-2793743 (I.R.S. Employer Identification No.)

19 Briar Hollow Lane, Suite 115 Houston, Texas, 77027 Tel: (713) 552-9800 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	Octagon 88 Resources Inc. 19 Briar Hollow Lane, Suite 115 Houston, Texas, 77027 Tel: (713) 552-9800 (Name, address, including zip code, and telephone number of agent for service)

Approximate date of commencement of proposed sale to public:    This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

This Post Effective Amendment No. 1 on Form S-1 to the registration statement on Form S-1, File No. 333-153546 (the “Registration Statement”), originally filed on September 19, 2008, as subsequently amended, is being filed by Octagon 88 Resources Inc. (the “Registrant”), in accordance with its undertaking contained in Part II of the Registration Statement, to deregister a total of 3,400,000 shares of the Registrant’s common stock that remain unsold as of the date this Post-Effective Amendment No. 1 is filed. The Registrant is deregistering the 3,400,000 shares that remain unsold because it has completed the offering of 6,600,000 of its shares of common stock registered under the Registration Statement and feels that in the current market conditions it is in the best interest of its shareholders to immediately proceed with its application to become quoted on the OTC Bulletin Board and that such application cannot be properly made until the offering is closed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, the State of Texas, this 1st day of December, 2008.

OCTAGON 88 RESOURCES INC.

By:	/s/ Clinton F. Bateman
Name:	Clinton F. Bateman
Title:	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director, Principal Executive Officer and Principal Accounting Officer
Date:	December 1, 2008

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature:	Title	Date

/s/ Clinton F. Bateman	President, Chief Financial Officer, Director, Principal Executive Officer and Principal Accounting Officer	December 1, 2008
Clinton F. Bateman

/s/ Kara B. McDuffie	Director, Secretary/Treasurer	December 1, 2008
Kara B. McDuffie